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                                                                   EXHIBIT 10(c)




                         REAFFIRMATION AND RATIFICATION
                                  OF GUARANTY


                 THIS REAFFIRMATION AND RATIFICATION OF GUARANTY
("REAFFIRMATION") made as of the _____ day of October, 1998, by MEI HOLDINGS, L.P., a Delaware limited partnership, ("MEI" or "GUARANTOR") in favor of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation ("LENDER").

                             W I T N E S S E T H :

                 WHEREAS, Malibu Centers, Inc., a Delaware corporation ("MCI" or "BORROWER"), has entered into a Loan Agreement, dated as of June 27, 1997, as amended by that certain Letter Agreement dated as of March 30, 1998, as further amended by that certain Letter Agreement dated the date hereof (the "LOAN AGREEMENT"), pursuant to which Lender made a $21,390,375 loan to Borrower (the "LOAN");

                 WHEREAS, in connection with the Loan Agreement Guarantor executed and delivered a certain Guaranty in favor of Lender, dated as of June 27, 1997 (the "ORIGINAL GUARANTY") as reaffirmed by the Amended and Restated Loan Agreement dated as of May 8, 1998 (the "REAFFIRMATION", the Reaffirmation and the Original Guaranty are hereinafter collectively referred to as the "GUARANTY");

                 WHEREAS, MEI and MCI have each chosen to exercise each one's respective option to extend the term of the MEI and MCI loans and to amend the terms and provisions of the Guaranty.

                 NOW THEREFORE, in consideration of Ten Dollars ($10.00), the receipt of which is hereby acknowledged, the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, and in order to reaffirm and ratify the Guaranty, Guarantor hereby acknowledges, agrees for itself, its successors and assigns and confirms that all of the above recitals are true, correct and complete, and Guarantor hereby covenants and agrees with Lender as follows:

         1. References to the MEI Guaranty or any guaranty executed by MEI or MEI Holdings, L.P. in any or all of the Loan Documents (as such term is defined in the

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Loan Agreement), including the MEI Loan Documents (as hereinafter defined)
shall be deemed to include references to such Guaranty as reaffirmed and ratified by this Reaffirmation.

         2. Guarantor acknowledges the continuing validity of its Guaranty in favor of Lender and represents, warrants and confirms the non-existence of any offsets, defenses or counterclaims to its obligations thereunder and waives its right to assert any set-off, counterclaim or crossclaim of any nature whatsoever in any litigation relating to its Guaranty or otherwise with respect to the Obligations (provided, however that the foregoing shall not be deemed a waiver of the right of Guarantor to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure).

         3. Guarantor reacknowledges and reaffirms all of the representations, warranties, terms and obligations contained in the Guaranty, which shall remain in full force and effect for all the obligations of Guarantor now or hereafter owing to Lender pursuant to the terms and conditions of the Guaranty and acknowledges, agrees, represents and warrants that no oral or other agreements, understandings, representations or warranties exist with respect to the Guaranty or with respect to the obligations of Guarantor thereunder except those specifically set forth in this Reaffirmation.

         4. Guarantor hereby acknowledges and affirms that the certain loan between MEI Holdings, Inc. and Lender dated as of June 5, 1997 as amended by that certain Letter Agreement dated as of June 27, 1997 as amended by that certain Letter Agreement dated as of March 30, 1998, (the "ORIGINAL LOAN AGREEMENT") as amended and restated by that certain Amended and Restated Loan Agreement dated as of May 8, 1998 pursuant to which Lender made an additional $10,000,000 loan to Borrower (the "AMENDED LOAN AGREEMENT") has been further amended by that certain Letter Agreement dated as of the date hereof pursuant to which Lender made an additional $1,034,759 loan to Borrower (the "MEI LOAN"). Guarantor hereby acknowledges and affirms that the aggregate principal amount of the MEI Loan is $21,034,759. Guarantor also acknowledges and affirms that the current outstanding principal amount of the MEI Loan is $21,034,759.

         5. Guarantor represents, warrants and confirms that no Material Adverse Change has occurred since May 8, 1998, that there are no judgments against it in any of the courts of the United States and that there is no litigation, active, pending or to the





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best of its actual knowledge, threatened, against it which might adversely affect its ability to pay when due any amounts which may become payable in respect of its Guaranty or the MEI Loan Agreement (hereinafter defined).

         6. Guarantor restates all of the representations and warranties contained in that certain Loan Agreement, dated June 27, 1997, between Guarantor and Lender, as amended by that certain Letter Agreement dated as of March 30, 1998, as amended and restated by that certain Amended and Restated Loan Agreement dated as of May 8, 1998, as further amended by that certain Letter Agreement dated the date hereof (the "MEI LOAN AGREEMENT") and represents and warranties to Lender that all of the representations and warranties contained in the MEI Loan Agreement are true and correct in all material respects and that no Default (as defined in the MEI Loan Agreement) or Event of Default (as defined in the MEI Loan Agreement) has occurred or is continuing and that Guarantor is in compliance in all material respects with all terms and conditions set forth in the MEI Loan Agreement and in each other Loan Document (as defined in the MEI Loan Agreement, such documents the "MEI LOAN DOCUMENTS") on its part to be observed or performed. The MEI Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Guarantor, including the defense of usury, nor would the operation of any of the terms of the MEI Loan Documents, or the exercise of any right thereunder, render the MEI Loan Documents unenforceable except to the extent such unenforceability may be the result of bankruptcy, insolvency, reorganization or similar laws affecting rights of creditors generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and Guarantor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

         7. This Reaffirmation may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

         8. If Guarantor fails to execute this Reaffirmation, or if such execution shall prove ineffective for any reason, there shall be no implication arising out of such failure to sign that Guarantor, is released from any of its obligations under the Guaranty.

         9. Guarantor acknowledges and agrees that it has entered into and delivered this Reaffirmation of its own free will, voluntarily and without coercion or duress of any kind, and has been represented in connection herewith by counsel of its choice and is fully aware of the terms contained in this Reaffirmation.





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         IN WITNESS WHEREOF, Guarantor has duly executed this Reaffirmation the day and year first above written.


                                  MEI HOLDINGS, L.P., a Delaware limited
                                  partnership

                                  By:  MEI GENPAR, L.P.
                                       its general partner

                                       By:  HH GenPar Partners, its general
                                            partner

                                            By:  Hampstead Associates, Inc., a
                                                 managing general partner



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:





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